UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 28, 2007
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
4100 Coca-Cola Plaza, Charlotte, North Carolina     28211
(Address of principal executive offices)          (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 28, 2007, Coca-Cola Bottlers’ Sales & Services Company LLC (“CCBSS”) entered into an Amended and Restated Can Supply Agreement with Rexam Beverage Can Company (“Rexam”), effective as of January 1, 2006. CCBSS entered into the agreement in its capacity as agent for Coca-Cola Bottling Co. Consolidated (the “Company”). CCBSS acts as agent for the negotiation, execution and management of certain procurement contracts for several bottlers, including the Company.
     The agreement sets forth the terms pursuant to which Rexam will supply aluminum beverage containers to the Company and the other bottlers. During the term of the agreement, the Company anticipates it will purchase substantially all of its requirements for aluminum beverage containers from Rexam in accordance with the terms of the agreement.
     The Company intends to file a copy of the agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended April 1, 2007, subject to a request for confidential treatment for certain portions of the agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)

Date: March 6, 2007	BY:	/s/ Steven D. Westphal

Steven D. Westphal Principal Financial Officer of the Registrant and Senior Vice President and Chief Financial Officer

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